UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2021

Crown Castle International Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Augusta Drive, Suite 600, Houston, Texas 77057-2261

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	CCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 16, 2021, Crown Castle International Corp. (“Company”) closed its previously announced public offering (“Debt Offering”) of $1,000,000,000 aggregate principal amount of the Company’s 1.050% Senior Notes due 2026 (“2026 Notes”), $1,000,000,000 aggregate principal amount of the Company’s 2.100% Senior Notes due 2031 (“2031 Notes”) and $1,250,000,000 aggregate principal amount of the Company’s 2.900% Senior Notes due 2041 (“2041 Notes,” together with the 2026 Notes and 2031 Notes, “Notes”). The Notes were issued pursuant to an indenture dated as of February 11, 2019 (“Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”), as amended and supplemented by the fifth supplemental indenture dated as of February 16, 2021 (“Fifth Supplemental Indenture” and, together with the Base Indenture, “Indenture”), between the Company and the Trustee. The Company intends to use the net proceeds from the Debt Offering to (1) redeem or repurchase all of its outstanding 5.250% Senior Notes due 2023, (2) repay approximately $400 million of the outstanding indebtedness under its commercial paper program, (3) repay $1 billion of borrowings under its Senior Unsecured Term Loan A Facility and (4) pay fees and expenses related to the foregoing. The redemption of the 5.250% Senior Notes due 2023 is scheduled to occur on March 10, 2021, pursuant to a previously delivered redemption notice, which notice became unconditional upon the closing of the Debt Offering.

The Notes are senior unsecured obligations of the Company, which rank equally with all existing and future senior indebtedness of the Company, including the Company’s obligations under its senior unsecured credit facility, its commercial paper program and its existing bonds, and senior to all future subordinated indebtedness of the Company. The Notes will effectively rank junior to all of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future liabilities and obligations of the Company’s subsidiaries. The 2026 Notes will bear interest at a rate of 1.050% per annum, the 2031 Notes will bear interest at a rate of 2.100% per annum and the 2041 Notes will bear interest at a rate of 2.900% per annum, with interest on the 2026 Notes payable semi-annually on January 15 and July 15, to persons who are registered holders of the 2026 Notes on the immediately preceding January 1 and July 1, beginning on July 15, 2021, and with interest on the 2031 Notes and the 2041 Notes payable semi-annually on April 1 and October 1, to persons who are registered holders of the 2031 Notes and the 2041 Notes on the immediately preceding March 15 and September 15, beginning on October 1, 2021.

The Indenture limits the ability of the Company and its subsidiaries to incur certain liens and merge with or into other companies, in each case subject to certain exceptions and qualifications set forth in the Indenture.

In the event of a Change of Control Triggering Event (as defined in the Indenture), holders of the Notes of a series will have the right to require the Company to repurchase all or any part of the Notes of such series at a purchase price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of such repurchase.

The 2026 Notes will mature on July 15, 2026. The 2031 Notes will mature on April 1, 2031. The 2041 Notes will mature on April 1, 2041. However, the Company, at its option, may redeem some or all of the Notes of a series at any time or from time to time prior to their maturity. If the Company elects to redeem the 2026 Notes prior to June 15, 2026 (the date that is one month prior to their maturity date), the 2031 Notes prior to January 1, 2031 (the date that is three months prior to their maturity date) or the 2041 Notes prior to October 1, 2040 (the date that is six months prior to their maturity date) (each, a “Par Call Date”), the Company will pay a redemption price in respect of the Notes to be redeemed equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to but excluding the redemption date:

(1)	100% of the aggregate principal amount of the Notes to be redeemed; or

(2)

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, assuming, for this purpose, that such Notes mature on the applicable Par Call Date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate (as defined in the Fifth Supplemental Indenture), plus 10 basis points with respect to the 2026 Notes, 15 basis points with respect to the 2031 Notes and 20 basis points with respect to the 2041 Notes.

If the Company elects to redeem the Notes of any series on or after the applicable Par Call Date, the Company will pay a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest thereon to but excluding the redemption date.

The above description of the Indenture does not purport to be a complete statement of the parties’ rights and obligations under the Indenture and is qualified in its entirety by reference to the terms of the Base Indenture, a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 11, 2019, and the Fifth Supplemental Indenture, a copy of which the Company is filing as Exhibit 4.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information in Item 1.01 is incorporated herein by reference.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Index

Exhibit No.	Description

4.1	Fifth Supplemental Indenture dated February 16, 2021, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture dated February 11, 2019, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee

5.1	Opinion of Cravath, Swaine & Moore LLP, relating to the Notes (including the consent required with respect thereto)

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ Kenneth J. Simon
Name:	Kenneth J. Simon
Title:	Executive Vice President and General Counsel

Date: February 16, 2021